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                                                                    EXHIBIT (11)

                    COMPUTATIONS OF EARNINGS PER COMMON SHARE

                      RUSSELL CORPORATION AND SUBSIDIARIES


                                                       Year Ended
                                         ---------------------------------------
                                          January 4    December 30   December 31
                                             1997          1995          1994
                                         -----------   -----------   -----------
Primary:
  Average shares outstanding              38,469,009    39,097,574    39,949,604
  Net effect of dilutive stock
  options--based on the
  treasury stock method using
  average market price                       183,949       208,981       278,146
                                         -----------   -----------   -----------

                  TOTALS                  38,652,958    39,306,555    40,227,750
                                         ===========   ===========   ===========

Net income                               $81,575,837   $54,117,229   $78,826,012
                                         ===========   ===========   ===========

Per share amount                         $      2.11   $      1.38   $      1.96
                                         ===========   ===========   ===========

Fully diluted:
  Average shares outstanding              38,469,009    39,097,574    39,949,604
  Net effect of dilutive stock
  options--based on the
  treasury stock method using
  the year-end market price,
  if higher than average market
  price                                      183,949       208,981       300,833
                                         -----------   -----------   -----------

                  TOTALS                  38,652,958    39,306,555    40,250,437
                                         ===========   ===========   ===========

Net income                               $81,575,837   $54,117,229   $78,826,012
                                         ===========   ===========   ===========

Per share amount                         $      2.11   $      1.38   $      1.96
                                         ===========   ===========   ===========


                                      IV-7